SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

RIGETTI COMPUTING, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2025 AT 9:00 AM PACIFIC TIME

This proxy statement supplement, dated May 14, 2025, supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of Rigetti Computing, Inc., a Delaware corporation (the “Company”) that was filed with the Securities and Exchange Commission on April 25, 2025, relating to the Company’s 2025 annual meeting of stockholders to be held on June 10, 2025 (the “2025 Annual Meeting”). Except as specifically supplemented by the information contained in this proxy statement supplement, all information set forth in the Proxy Statement remains unchanged.

Proxy Solicitor

Subsequent to filing and mailing the Proxy Statement, the Company engaged Alliance Advisors, LLC (“Alliance”), an independent proxy solicitation and advisory firm, to assist it with the solicitation of proxies for the 2025 Annual Meeting. Alliance may solicit proxies by telephone, email, or mail. The Company has agreed to pay Alliance a fee of $20,000, plus additional fees and expenses, for its services. All costs of soliciting votes in connection with the Proxy Statement have been or will be paid by the Company.